EXHIBIT 99.1
News Release

Contacts:
Media – Lisa H. Jester, Corporate Manager, Communications and Public Relations (513) 425-2510
Investors – Douglas O. Mitterholzer, General Manager, Investor Relations (513) 425-5215

AK Steel Announces Third Quarter 2018 Financial Results
and Fourth Quarter Outlook

WEST CHESTER, OH, October 25, 2018 – AK Steel (NYSE: AKS) today reported its financial results for the third quarter of 2018.

Third Quarter 2018 Highlights

•	Net income of $67.2 million, or $0.21 per diluted share, versus $22.3 million, or $0.07 per diluted share, a year ago

•	Adjusted EBITDA of $160.8 million, or 9.3% of sales; highest third quarter since 2008

•	Sales of $1,735.6 million, a 16% increase from third quarter 2017

“Our results represented our best third quarter performance in 10 years and reflected strong market conditions and our focus on value-added products,” said Roger K. Newport, Chief Executive Officer of AK Steel. “We expect market conditions to remain positive, which should be reflected in selling prices and support continued strong performance in the fourth quarter and 2019 fiscal year.”
AK Steel reported net income of $67.2 million, or $0.21 per diluted share of common stock, for the third quarter of 2018. For the third quarter of 2017, net income was $22.3 million, or $0.07 per diluted share.
The company’s adjusted EBITDA (as defined in the “Non-GAAP Financial Measures” section below) was $160.8 million, or 9.3% of net sales, for the third quarter of 2018. Adjusted EBITDA increased 39% from $115.8 million, or 7.7% of net sales, in the third quarter a year ago. Higher steel selling prices and shipments during the recent third quarter, particularly to the distributors and converters market, more than offset higher costs for certain raw materials, transportation and supplies, including graphite electrodes, compared to the third quarter a year ago.
Net sales for the recent third quarter of $1.74 billion increased 16% compared to the third quarter of 2017 due to higher selling prices and higher shipments.
The company reported liquidity of $953.5 million at the end of the third quarter, consisting of cash and cash equivalents and $911.8 million of availability under the company’s revolving credit facility. The company reported outstanding borrowings under the credit facility of $365.0 million at September 30, 2018.

(Dollars in millions, except per share and per ton data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Flat-rolled steel shipments (000 tons)	1,424.0	1,368.6	4,294.7	4,259.1
Selling price per flat-rolled steel ton	$1,114	$1,021	$1,087	$1,022

Net sales	$1,735.6	$1,494.3	$5,141.1	$4,584.9
Operating profit	114.8	66.3	277.9	312.5
Net income attributable to AK Steel Holding Corporation	67.2	22.3	152.5	183.9
Adjusted EBITDA	160.8	115.8	427.9	461.1

Net income per diluted share attributable to AK Steel Holding Corporation	$0.21	$0.07	$0.48	$0.57

Outlook
The company anticipates that market conditions will remain strong in the fourth quarter. Accordingly, the company expects:

•
Fourth quarter flat rolled steel shipments to be essentially flat compared to the third quarter, as the seasonal slowdown in automotive shipments is offset by strong demand from the distributors and converters market, which includes spot market opportunities.

•
Due to the shift in mix from seasonally lower automotive shipments and increased sales into the distributors and converters market, including spot market sales, our average selling price will decline by about 2 to 3 percent. Increased shipments into the distributors and converters market will reduce our average selling price, as products sold into those markets typically have lower selling prices than most of our other products.

•	We expect planned outage costs to be approximately $15 million in the fourth quarter compared to $4.7 million in the previous quarter.

•
Adjusted EBITDA margin is expected to decline by around 150 basis points in the seasonally weaker fourth quarter compared to the third quarter, which was the highest quarterly adjusted EBITDA margin in 2018. Even with the expected margin decline, the company expects that fourth quarter adjusted EBITDA will be significantly stronger than a year ago and among our best fourth quarter adjusted EBITDA performances in the last 10 years.

The foregoing outlook is based on AK Steel’s current estimates and may change based on business conditions and other factors. There are many other items that could affect the company’s 2018 results, as outlined in the Forward-Looking Statements below, including developments in the domestic and global economies, in the company’s business, in trade actions and the imposition of tariffs, and in the businesses of the company’s customers, suppliers and competitors.

Third Quarter 2018 Earnings Conference Call
AK Steel will provide live listening access on its website for the company’s earnings conference call on October 26, 2018 at 8:30 a.m. Eastern Time. A link to the webcast is on the company’s home page at www.aksteel.com. Presentation slides will also be available on the webcast link and under the Investor Presentations section on the website. The webcast will be archived on the company’s website for three months and will be accessible from the Investor News and Events section.

AK Steel
AK Steel is a leading producer of flat-rolled carbon, stainless and electrical steel products, primarily for the automotive, infrastructure and manufacturing, including electrical power, and distributors and converters markets. Through its subsidiaries, the company also provides customer solutions with carbon and stainless steel tubing products, die design and tooling, and hot- and cold-stamped components. Headquartered in West Chester, Ohio (Greater Cincinnati), the company has approximately 9,200 employees at manufacturing operations in the United

- more -

States, Canada and Mexico, and facilities in Western Europe. Additional information about AK Steel is available at www.aksteel.com.

Forward-Looking Statements
Certain statements made or incorporated by reference in this earnings release reflect management’s estimates and beliefs and are intended to be “forward-looking statements” identified in the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify forward-looking statements.
The company cautions readers that forward-looking statements reflect the company’s current beliefs and judgments, but are not guarantees of future performance or outcomes. They are based on a number of assumptions and estimates that are inherently affected by economic, competitive, regulatory, and operational risks, uncertainties and contingencies that are beyond the company’s control, and upon assumptions about future business decisions and conditions that may change.
Forward-looking statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors. Such factors that could cause the company’s actual results and financial condition to differ materially from the results contemplated by such forward-looking statements include reduced selling prices, shipments and profits associated with a highly competitive and cyclical industry; domestic and global steel overcapacity; risks related to U.S. government actions on Section 232 and 301, NAFTA and/or other trade agreements, treaties or policies; changes in the cost of raw materials, supplies and energy; the company’s significant amount of debt and other obligations; severe financial hardship or bankruptcy of one or more of the company’s major customers or key suppliers; the company’s significant proportion of sales to the automotive market; reduced demand in key product markets due to competition from aluminum or other alternatives to steel; excess inventory of raw materials; supply chain disruptions or poor quality of raw materials or supplies; production disruption or reduced production levels; the company’s healthcare and pension obligations; not reaching new labor agreements on a timely basis; major litigation, arbitrations, environmental issues and other contingencies; regulatory compliance and changes; climate change and greenhouse gas emissions; conditions in the financial, credit, capital and banking markets; the company’s use of derivative contracts to hedge commodity pricing volatility; potential permanent idling of facilities; inability to fully realize benefits of margin enhancement initiatives; information technology security threats, cybercrime and exposure of private information; the company’s failure to achieve expected benefits of the Precision Partners acquisition and/or to integrate Precision Partners successfully; and changes in tax laws and regulations; as well as those risks and uncertainties discussed in more detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2017, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. As such, the company cautions readers not to place undue reliance on forward-looking statements, which speak only to the company’s plans, assumptions and expectations as of the date hereof. The company undertakes no obligation to publicly update any forward-looking statement, except as required by law.

- more -

AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in millions, except per share and per ton data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Flat-rolled steel shipments (000 tons)	1,424.0	1,368.6	4,294.7	4,259.1
Selling price per flat-rolled steel ton	$1,114	$1,021	$1,087	$1,022

Net sales	$1,735.6	$1,494.3	$5,141.1	$4,584.9

Cost of products sold	1,486.2	1,301.8	4,462.6	3,898.7
Selling and administrative expenses	79.6	68.2	235.8	205.5
Depreciation	55.0	58.0	164.8	168.2
Total operating costs	1,620.8	1,428.0	4,863.2	4,272.4
Operating profit	114.8	66.3	277.9	312.5
Interest expense	37.8	37.5	113.3	115.1
Pension and OPEB (income) expense	(10.0)	(18.1)	(30.0)	(54.3)
Other (income) expense	0.7	7.8	(3.4)	19.2
Income before income taxes	86.3	39.1	198.0	232.5
Income tax expense (benefit)	1.4	(0.3)	(4.0)	0.1
Net income	84.9	39.4	202.0	232.4
Less: Net income attributable to noncontrolling interests	17.7	17.1	49.5	48.5
Net income attributable to AK Steel Holding Corporation	$67.2	$22.3	$152.5	$183.9

Net income per share attributable to AK Steel Holding Corporation:
Basic	$0.21	$0.07	$0.48	$0.58
Diluted	$0.21	$0.07	$0.48	$0.57
Weighted-average shares outstanding:
Basic	314.9	314.3	314.8	314.2
Diluted	316.0	316.7	315.8	321.1

- more -

AK STEEL HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in millions, except per share amounts)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$47.3	$38.0
Accounts receivable, net	700.7	517.8
Inventory	1,345.5	1,385.0
Other current assets	78.9	130.3
Total current assets	2,172.4	2,071.1
Property, plant and equipment	6,916.1	6,831.8
Accumulated depreciation	(5,007.0)	(4,845.6)
Property, plant and equipment, net	1,909.1	1,986.2
Other non-current assets	406.4	417.5
TOTAL ASSETS	$4,487.9	$4,474.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$773.6	$690.4
Accrued liabilities	257.3	270.5
Current portion of pension and other postretirement benefit obligations	38.8	40.1
Total current liabilities	1,069.7	1,001.0
Non-current liabilities:
Long-term debt	2,034.9	2,110.1
Pension and other postretirement benefit obligations	797.5	894.2
Other non-current liabilities	148.0	168.9
TOTAL LIABILITIES	4,050.1	4,174.2

Equity:
Common stock, authorized 450,000,000 shares of $0.01 par value each; issued 316,569,578 and 315,782,764 shares in 2018 and 2017; outstanding 315,510,490 and 314,884,569 shares in 2018 and 2017	3.2	3.2
Additional paid-in capital	2,893.3	2,884.8
Treasury stock, common shares at cost, 1,059,088 and 898,195 shares in 2018 and 2017	(6.4)	(5.4)
Accumulated deficit	(2,725.3)	(2,877.0)
Accumulated other comprehensive loss	(67.7)	(50.2)
Total stockholders’ equity (deficit)	97.1	(44.6)
Noncontrolling interests	340.7	345.2
TOTAL EQUITY	437.8	300.6
TOTAL LIABILITIES AND EQUITY	$4,487.9	$4,474.8

- more -

AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$202.0	$232.4
Depreciation	153.3	155.8
Depreciation—SunCoke Middletown	11.5	12.4
Amortization	24.5	17.9
Deferred income taxes	(6.3)	4.9
Pension and OPEB expense (income)	(24.2)	(48.6)
Contributions to pension trust	(40.7)	(38.1)
Other postretirement benefit payments	(28.5)	(30.0)
Changes in working capital	(11.1)	(156.2)
Other operating items, net	(30.6)	3.5
Net cash flows from operating activities	249.9	154.0

Cash flows from investing activities:
Capital investments	(101.1)	(88.7)
Investment in acquired business, net of cash acquired	—	(360.9)
Other investing items, net	0.2	4.2
Net cash flows from investing activities	(100.9)	(445.4)

Cash flows from financing activities:
Net borrowings (payments) under credit facility	(85.0)	415.0
Proceeds from issuance of long-term debt	—	680.0
Redemption of long-term debt	—	(821.8)
Debt issuance costs	—	(25.0)
SunCoke Middletown distributions to noncontrolling interest owners	(54.0)	(58.2)
Other financing items, net	(0.7)	(2.5)
Net cash flows from financing activities	(139.7)	187.5

Net increase (decrease) in cash and cash equivalents	9.3	(103.9)
Cash and cash equivalents, beginning of period	38.0	173.2
Cash and cash equivalents, end of period	$47.3	$69.3

- more -

AK STEEL HOLDING CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Dollars in millions)

In certain of its disclosures in this news release, the company has reported adjusted EBITDA and EBITDA margin that exclude the effects of noncontrolling interests. EBITDA is an acronym for earnings before interest, taxes, depreciation and amortization. It is a metric that is sometimes used to compare the results of different companies by removing the effects of different factors that might otherwise make comparisons inaccurate or inappropriate. For purposes of this news release, the company has made adjustments to EBITDA to exclude the effect of noncontrolling interests. The adjusted results, although not financial measures under generally accepted accounting principles (“GAAP”) and not identically applied by other companies, facilitate the ability to analyze the company’s financial results in relation to those of its competitors and to the company’s prior financial performance by excluding items that otherwise would distort the comparison.  Adjusted EBITDA and adjusted EBITDA margin are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with GAAP and are not necessarily comparable to similarly titled measures used by other companies.

Neither current nor potential investors in the company’s securities should rely on adjusted EBITDA or adjusted EBITDA margin as a substitute for any GAAP financial measure and the company encourages current and potential investors to review the following reconciliation of adjusted EBITDA.

Reconciliation of Adjusted EBITDA

(dollars in millions, except per ton)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to AK Steel Holding	$67.2	$22.3	$152.5	$183.9
Net income attributable to noncontrolling interests	17.7	17.1	49.5	48.5
Income tax expense (benefit)	1.4	(0.3)	(4.0)	0.1
Interest expense	37.8	37.5	113.3	115.1
Interest income	(0.2)	(0.5)	(0.6)	(1.3)
Depreciation	55.0	58.0	164.8	168.2
Amortization	3.4	2.8	13.5	7.6
EBITDA	182.3	136.9	489.0	522.1
Less: EBITDA of noncontrolling interests (a)	21.5	21.1	61.1	61.0
Adjusted EBITDA	$160.8	$115.8	$427.9	$461.1
Adjusted EBITDA margin	9.3%	7.7%	8.3%	10.1%

(a)	The reconciliation of net income attributable to noncontrolling interests to EBITDA of noncontrolling interests is as follows:

(dollars in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to noncontrolling interests	$17.7	$17.1	$49.5	$48.5
Depreciation	3.8	4.0	11.6	12.5
EBITDA of noncontrolling interests	$21.5	$21.1	$61.1	$61.0

- more -

AK STEEL HOLDING CORPORATION
FLAT-ROLLED STEEL SHIPMENTS
(Unaudited)
(Tons in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Tons Shipped by Product
Stainless/electrical	206.6	197.1	628.8	617.5
Coated	720.0	726.8	2,175.8	2,269.9
Cold-rolled	264.3	244.1	816.4	732.0
Hot-rolled	192.4	164.9	554.8	527.3
Other	40.7	35.7	118.9	112.4
Total shipments	1,424.0	1,368.6	4,294.7	4,259.1

Shipments by Product (%)
Stainless/electrical	15%	14%	15%	14%
Coated	50%	53%	50%	53%
Cold-rolled	19%	18%	19%	17%
Hot-rolled	13%	12%	13%	13%
Other	3%	3%	3%	3%
Total shipments	100%	100%	100%	100%

###